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                                                               EXHIBIT 2.1

July 16, 2002

Mr. Robert Price
Price Communications Corporation
45 Rockefeller Plaza
New York, NY 10020

Dear Mr. Price:

RE:      NEW LP FINANCING

         We refer to our conversation on July 3, 2002 with respect to the $350 million debt financing referred to in the Transaction Agreement dated December 18, 2001 (as amended by an amendment dated April 15, 2002) among Price Communications Corporation, Price Communications Cellular Inc., Price Communications Cellular Holdings, Inc., Price Communications Wireless, Inc., Cellco Partnership and Verizon Wireless of the East LP (the "TRANSACTION AGREEMENT"). Capitalized terms used and not defined herein shall have the meanings given to such terms in the Transaction Agreement.

         Notwithstanding the terms set forth in the Transaction Agreement, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

          (1) New LP and Cellco are hereby released from their obligations under
Section 2.06 of the Transaction Agreement.

         (2) Each of Cellco, New LP and each of the Price Corporations hereby agrees to use its commercially reasonable efforts to obtain the New LP Financing prior to the Closing from Goldman Sachs Credit Partners L.P., which has indicated its willingness to arrange such financing on a best efforts basis, or such other financial institution as to which the parties hereto may mutually agree, such agreement not to be unreasonably withheld. The terms of such New LP Financing shall be substantially as set forth in the draft term sheet dated as of July 15, 2002, provided by Goldman Sachs Credit Partners L.P. or on such other terms (which shall in any event contain the terms set forth in Section 2.06(a)(ii) of the Transaction Agreement) as the parties hereto may mutually agree, such agreement not to be unreasonably withheld.

         (3) Section 14.01 of the Transaction Agreement is hereby amended by inserting the following new condition at the end thereof:
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         "(g) New LP shall have obtained the New LP Financing."

         (4) Such New LP Financing as may be obtained by New LP prior to the Closing (including, without limitation, any financing for which Goldman Sachs Credit Partners L.P. is the lead arranger) shall constitute the "Base Line Financing" for purposes of the Transaction Agreement, and such Base Line Financing shall be used for purposes of determining the "Rate Adjustment Percentage" pursuant to the New LP Agreement and the "Excess Financing Cost" pursuant to the Transaction Agreement.

         Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

         This letter agreement shall be governed by and construed in accordance with the law of the State of New York.

                                       Very truly yours,

                                       CELLCO PARTNERSHIP

                                       By: /s/ Margaret Feldman
                                           ----------------------------------
                                           Name:  Margaret Feldman
                                           Title:  VP-Business Development


                                       VERIZON WIRELESS OF THE EAST LP

                                       By: Verizon Wireless of Georgia LLC, as
                                           General Partner

                                       By  Cellco Partnership, as sole member of
                                           Verizon Wireless of Georgia LLC

                                       By: /s/ Margaret Feldman
                                           ----------------------------------
                                           Name:  Margaret Feldman
                                           Title:  VP-Business Development


Accepted and agreed as of the date first written above:


PRICE COMMUNICATIONS CORPORATION.

By:     /s/ Robert Price
        ---------------------
Name:   Robert Price
Title:


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PRICE COMMUNICATIONS CELLULAR INC.

By:     /s/ Robert Price
        ------------------------
Name:   Robert Price
Title:


                                       3
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PRICE COMMUNICATIONS CELLULAR HOLDINGS, INC.

By:     /s/ Robert Price
        ----------------------------
Name:   Robert Price
Title:



PRICE COMMUNICATIONS WIRELESS, INC.


By:      /s/ Robert Price
         ----------------------------
Name:    Robert Price
Title:


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